DIAMOND HILL INVESTMENT GROUP, INC.
2025 EQUITY AND CASH INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
DIRECTOR AWARD
Diamond Hill Investment Group, Inc. (the “Company”) hereby grants the undersigned participant (the “Participant”) an award of Shares of restricted stock (“Restricted Stock”), subject to the terms and conditions described in the Diamond Hill Investment Group, Inc. 2025 Equity and Cash Incentive Plan, as may be amended from time to time (the “Plan”), and this Restricted Stock Award Agreement (this “Award Agreement”). Capitalized terms that are used but are not defined in this Award Agreement shall have the same meaning as set forth in the Plan.
1.Name of Participant: [ ]
2.Grant Date: [ ] (the “Grant Date”)
3.Number of Shares of Restricted Stock: [ ]
4.Vesting: Provided that the Participant remains a Director on the Vesting Date (as defined below), the Restricted Stock will vest as follows:
•The Shares shall vest on [ ] (the “Vesting Date”).
•In the event the Participant ceases to be a Director either because shareholders voted to not re-elect the Participant or because the Board independently determined not to nominate the Participant for re-election, the Shares shall vest in a pro rata amount calculated by dividing the number of days from the Grant Date to the date for which the Participant ceases to be a Director by the number of days from Grant Date to the Vesting Date.
5.Transferability: Until the Restricted Stock vests as described in Section 4 above and becomes transferable as described in Sections 6 and 7(c) below, the Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.
6.Delivery of Shares: If the applicable terms and conditions of this Award Agreement are satisfied, the Restricted Stock will be released from any transfer restrictions or delivered to the Participant as soon as administratively feasible after all applicable restrictions have lapsed.
7.Other Terms and Conditions:
a.Rights Before Vesting. Before the Restricted Stock vests, the Participant: (i) may exercise full voting rights associated with the Restricted Stock; and (ii) will be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock; provided that any dividends or other distributions paid in Shares will be subject to the same restrictions, terms and conditions as the Shares of Restricted Stock with respect to which they are paid.

b.Beneficiary Designation. The Participant may name a beneficiary or beneficiaries to receive Restricted Stock that is vested, but has not been settled at the time of the Participant’s death and is delivered after the Participant’s death by completing a “Beneficiary Election” form provided online to the Participant. The Beneficiary Election Form does not need to be completed upon execution of this Award Agreement and is not required to be completed as a condition of receiving the Restricted Stock. However, if the Participant dies without completing a Beneficiary Election Form, if the Participant does not complete the Beneficiary Election Form correctly, or if the beneficiaries designated on the Beneficiary Election Form do not survive the Participant, the Participant’s beneficiary under this Award Agreement will be the Participant’s surviving spouse or, if the Participant does not have a surviving spouse, the Participant’s estate.
c.Transferring the Award Agreement. Neither the Restricted Stock nor this Award Agreement may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. However, as described in Section 7(b) above, the Participant may designate a beneficiary to receive any Restricted Stock that is unsettled in the event of the Participant’s death.
d.Tax Withholding. The Company or an Affiliate, as applicable, will have the power and right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to the Restricted Stock. To the extent permitted by the Committee, in its sole discretion, this amount may be: (i) withheld from other amounts due to the Participant; (ii) withheld from any Shares transferred in connection with the settlement of the Restricted Stock; (iii) collected directly from the Participant; or (iv) withheld using any combination of the methods described in clauses (i), (ii), or (iii). Unless the Participant has elected, with the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the amount withheld from other amounts due to the Participant and/or collected directly from the Participant, in each case, as described in Section 15.2(a) of the Plan, the Participant shall be deemed to have elected to have the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax that could be imposed on the transaction; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding. Any election under this Section 7(d) will be irrevocable and made in writing and will be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.
e.Acknowledgment. By signing below, the Participant acknowledges and agrees that the Restricted Stock is subject to all of the terms and conditions of the Plan and this Award Agreement.
f.Governing Law. This Award Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without regard to its conflicts of law provisions.

g.Entire Agreement. This Award Agreement, together with the Plan, constitutes the entire agreement between the Company and the Participant regarding the subject matter of this Award Agreement, and this Award Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Award Agreement. All representations of any type relied upon by the Participant and the Company in making this Award Agreement are specifically set forth herein, and the Participant and the Company each acknowledge that they have relied on no other representation in entering into this Award Agreement. No change, termination, or attempted waiver of any of the provisions of this Award Agreement will be binding upon any party hereto unless contained in a writing signed by the party to be charged.
h.Restricted Stock Subject to the Plan. The Restricted Stock is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility for interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant and all other persons.
i.Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.
j.Section 83(b) Election. The Participant may file an election pursuant to Section 83(b) of the Code to be taxed currently on the fair market value of the Shares of Restricted Stock (less any purchase price paid for the Restricted Stock). The election will be made on a form available online to the Participant. The Participant must seek the advice of the Participant’s own tax advisors as to the advisability of making such an election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock under federal, state, and any other laws, rules and regulations that may be applicable. The Company and its Affiliates and agents have not and are not providing any tax advice to the Participant.
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NAME OF DIRECTOR Signature Date:	DIAMOND HILL INVESTMENT GROUP, INC. By: Title: Date: